                                                                     EXHIBIT 1.1


                       SOUTHERN CALIFORNIA WATER COMPANY

                                  $45,000,000

                          Medium-Term Notes, Series B

                             Distribution Agreement


                                                                          , 1995



Smith Barney Inc.
390 Greenwich Street
New York, New York  10013

National Westminster Bank Plc,
New York Branch
175 Water Street
New York, New York  10038

Ladies and Gentlemen:

          Southern California Water Company, a California corpo-ration (the "Company"), proposes to issue and sell from time to time up to $45,000,000 aggregate principal amount of its Medium-Term Notes, Series B (the "Notes"), and agrees with Smith Barney Inc. and National Westminster Bank Plc, New York Branch (each individually, an "Agent" and collectively, the "Agents") as set forth in this Agreement.

          Subject to the terms and conditions stated herein, the Company hereby (i) appoints each of the Agents as an agent of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Notes directly to an Agent as principal, it will enter into a separate agreement (each a "Terms Agreement"), substantially in the form of Annex I hereto, relating to such sale in accordance with Section 2(b) hereof.

          The Notes will be issued under an Indenture, dated as of September 1, 1993 (the "Indenture"), between the Company and Chemical Trust Company of California, as Trustee (the "Trustee"). The Notes shall have the maturities, annual interest rates and other terms set forth in the Prospectus referred to below as it may be amended or supplemented in relation to the Notes from time to time. The Notes will be issued, and the terms and rights thereof established, from time to time by the Company in accor-dance with (i) the Indenture, (ii) the Administrative Procedures attached hereto as Annex II, as they may be amended from time to time by written agreement among the Agents and the Company (the "Procedures"), and (iii) if applicable, a Terms Agreement.

          1.   Representations and Warranties of the Company.
The Company represents and warrants to, and agrees with, each Agent that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"); the
registration statement on Form S-3 (Registration No.  33-     )
in respect of $70,000,000 aggregate amount of securities has been filed with the Securities and Exchange Commission (the "Commis-sion"); the registration statement and any post-effective amend-ment thereto, in the form heretofore delivered or to be delivered to the Agents, excluding exhibits to such registration statement but including all documents incorporated by reference in the pro-spectus included therein, has been declared effective by the Com-mission in such form and meets the requirements of paragraph
(a)(1)(ix) or (a)(1)(x) of Rule 415 under the Act and complies in all other material respects with said Rule; no other document with respect to such registration statement or document incorpo-rated by reference therein has heretofore been filed or transmit-ted for filing with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threat-ened by the Commission. For purposes of this Agreement, any pre-liminary prospectus relating to the Notes omitting information of the kind described in Rule 430 under the Act and furnished by the Company for use by the Agents (including a preliminary prospectus supplement to the Prospectus hereinafter referred to) is herein-after called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus con-tained in the registration statement at the time such part of the registration statement became effective but excluding the State-ment of Eligibility on Form T-1 and, if applicable, including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act, each as amended at the time such part of the registration statement became effective, is hereinafter collectively called the "Regis-tration Statement"; the prospectus (including, if applicable, any prospectus supplement) relating to the Notes, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any


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Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference (or the applicable portions thereof if incorporated only in part) therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be;
any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the effective date of the Registration Statement or after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference (or the applicable portions thereof if incorporated only in part); and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented in relation to Notes sold pursuant to this Agree-ment, in the form in which it is filed with the Commission pursu-ant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference
(or the applicable portions thereof if incorporated only in part) therein as of the date of such filing.

          (b) The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, when read together with the other information in or incorporated by refer-ence in the Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and, when read together with the other information in or incorporated by reference in the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and war-ranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Pro-spectus as amended or supplemented to relate to a particular issuance of Notes.

          (c) As of the applicable effective date of the Regis-tration Statement and each time thereafter at which any amendment


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to the Registration Statement becomes effective or any Annual
Report on Form 10-K is filed by the Company with the Commission and as of the applicable filing date under Rule 424(b) under the Act of the Prospectus and any amendment or supplement thereto,
(i) the Registration Statement conforms, and any further amend-ments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereun-der, (ii) the Registration Statement does not and will not con-tain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any state-ments or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Registration Statement or the Prospectus as amended or supplemented to relate to a particular issuance of Notes.

          (d) The Company has an authorized capitalization as set forth for it in the Prospectus, and all the outstanding Com-mon Shares of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any pre-emptive or similar rights; and the capital stock of the Company conforms, in all material respects, to the description thereof in the Registration Statement and the Prospectus.

          (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of California with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is not required to be qualified as a foreign corporation for the transaction of business under the laws of any jurisdictions in which the consequences of a failure to qualify, individually or in the aggregate, would have a material adverse effect on the business of the Company.

          (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company, or to which the Company or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the


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
Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Docu-ment that are not described or filed as required by the Act or the Exchange Act, as applicable.

          (g) The Company is not in violation of its articles of incorporation or by-laws and has complied, in all respects mate-rial to the Company, with any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any decree applicable to the Company of any court or governmental agency or body having jurisdiction over the Company, and is not in default in any material respect in the performance of any obligation, agreement or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material agreement, lease or other instrument to which the Com-pany is a party or by which its properties are bound.

          (h) Neither the solicitation of offers to purchase the Notes, the issue and sale of the Notes, nor the execution or con-summation by the Company of this Agreement, any Terms Agreement or the Indenture (i) requires any consent, approval, authoriza-tion or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official on the part of the Company (except
(a) authorizations and orders of the Public Utilities Commission of the State of California, which have been obtained, are in full force and effect and are sufficient to authorize the transactions contemplated hereby and (b) such as may be required for compli-ance with the securities or Blue Sky laws of various jurisdic-tions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or bylaws of the Company or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instru-ment to which the Company is a party or by which it or any of its properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject.

          (i) The accountants, Arthur Andersen LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are indepen-dent public accountants as required by the Act.



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
          (j) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto for use in connection with an offering of the Notes), present fairly the financial position, results of opera-tions and cash flows of the Company on the basis stated in the Registration Statement at the respective dates or for the respec-tive periods to which they apply; such statements and related schedules and notes have been prepared in accordance with gener-ally accepted accounting principles consistently applied through-out the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto for use in connection with the offering of the Notes) are accurately pre-sented and to the extent derived therefrom prepared on a basis consistent with such financial statements and the books and records of the Company.

          (k) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and consti-tutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws, and except as lim-ited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles.

          (l) The Notes have been duly authorized, and, when issued and delivered pursuant to the Indenture and this Agreement and any Terms Agreement, will have been duly executed, authenti-cated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits pro-vided by the Indenture enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable prin-ciples; the Indenture has been duly authorized, executed and delivered and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and the Indenture conforms and the Notes of any particular issuance of Notes will conform, in all material respects, to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Notes.

          (m) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto for use in connection with an offering of the Notes), subsequent to the respective dates as of which such information is given in the Prospectus (or any amendment or supplement thereto for use in connection with an offering of the Notes), the Company has not incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case other than in the ordinary course of business, that is material to the Company, and there has not been any change (other than pursuant to employee option or savings plans and dividend reinvestment plans) in the capital stock, or material increase in the short-term debt or long-term debt, of the Company, or any material adverse change, or any development involving, or which would reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company.

          (n) The Company has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security inter-ests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement and except for liens claims, security interests or other encumbrances that would not, individually or in the aggregate, have a material adverse effect on the business of the Company; and all the property described in the Prospectus as being held under lease by the Company is held by it under valid, subsisting and enforceable leases except in any respect that would not, individually or in the aggregate, have a material adverse effect on the business of the Company.

          (o) The Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business, in all material respects, in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company has fulfilled and performed all its obligations with respect to such permits where the fail-ure to fulfill or perform would have a material adverse effect on the business of the Company and has no knowledge of the occur-rence of any event which, pursuant to the terms thereof, allows, or after notice or lapse of time would allow, the early revoca-tion or termination thereof or results in any other material impairment of the rights of the holder of any such permit, sub-ject in each case to such qualification as may be set forth in the Prospectus.

          (p) No holder of any security of the Company has any right to require registration of any security of the Company


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
because of the filing of the registration statement or consumma-tion of the transactions contemplated by this Agreement.

          (q) Immediately after the settlement of any sale of Notes by the Company resulting from solicitation by an Agent hereunder and immediately after any Time of Delivery relating to a sale under a Terms Agreement, the aggregate amount of Notes which shall have been issued and sold by the Company hereunder (when taken together with any other securities the issuance of which was covered by the Registration Statement) or under any Terms Agreement will not exceed the amount of securities regis-tered under the Registration Statement.

          2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser.

          (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company. The Company may appoint additional agents in connection with the offering of the Notes; provided that (i) the Company promptly notifies each Agent of such appointment and (ii) such additional agent enters into an agree-ment with the Company making such agent an Agent under this Agreement or enters into an agreement with the Company on terms which are substantially similar to those contained in this Agree-ment, which agreement shall include appropriate changes to reflect the arrangements between the Company and such additional agent.

          On the basis of the representations and warranties, and subject to the terms and conditions herein set forth, each Agent hereby agrees, as agent of the Company, to use its reasonable efforts when requested by the Company to solicit and receive offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. The Agents may sell to or through dealers who may resell to investors. Each Agent may pay all or part of its discount or commission to such dealers.

          The Company reserves the right, in its sole discretion, to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith sus-pend solicitation of offers to purchase Notes from the Company until such time as the Company has advised it that such solicita-tion may be resumed.

          At the time of delivery of, and payment for, any Notes sold by the Company as a result of a solicitation made by, or offer to purchase received by, an Agent, the Company agrees to pay such Agent a commission in an amount equal to the following percentage of the principal amount of such Notes sold:

                                               Commission
                                        (percentage of aggregate
Range of Maturities                  principal amount of Notes sold)
- -------------------                  -------------------------------
From less than 1 year                             .125%
From 1 year to less than 18 months                .150%
From 18 months to less than 2 years               .200%
From 2 years to less than 3 years                 .250%
From 3 years to less than 4 years                 .350%
From 4 years to less than 5 years                 .450%
From 5 years to less than 6 years                 .500%
From 6 years to less than 7 years                 .550%
From 7 years to less than 10 years                .600%
From 10 years to less than 15 years               .625%
From 15 years to less than 20 years               .700%
From 20 years up to and including 30 years        .750%

          Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by each Agent as an agent of the Company at such time and in such amounts as each Agent deems advisable. Each Agent shall communi-cate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as Agent other than those rejected by such Agent. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed pur-chase of Notes as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer received by it to purchase Notes, as a whole or in part, and any such rejection by it shall not be deemed a breach of its agreements contained herein.

          (b) Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the applicable Agent. The commitment of an Agent to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the applicable Agent pursuant thereto, the price to be paid to the

Company for such Notes, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Notes and the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Notes. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Sec-tion 4 hereof.

          For each sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay such Agent a commission (or grant an equivalent discount) as pro-vided in Section 2(a) hereof and in accordance with the schedule set forth therein.

          (c) Procedural details relating to the issue and delivery of Notes, the solicitation of offers to purchase, and purchases by an Agent as principal of, Notes, and the payment in each case therefor shall be as set forth in the Procedures. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Procedures. The Company will furnish to the Trustee a copy of the Procedures as from time to time in effect.

          3. Commencement Date. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered at the offices of O'Melveny & Myers, 400 South Hope Street, Los Angeles, California, at 10:00 a.m., local time at the place of such delivery, on the date of this Agreement, which date and time of such delivery may be post-poned by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Notes is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

          4. Covenants of the Company. The Company covenants and agrees with the Agents:

          (a) To prepare the Prospectus, as amended and supple-mented, in a form approved by the Agents and (i) except with respect to Pricing Supplements filed as contemplated by subsec-tion (d), below, to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the acceptance of an offer to purchase a Note (as described in the Procedures pursuant to Section 2(c) of this Agreement) or (ii) to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commis-sion's close of business on the second business day following the execution and delivery of the Terms Agreement relating to the

Purchased Notes (as defined therein); to make no amendment to the Registration Statement or amendment or supplement to the Prospec-tus for use in connection with any offering or sale of the Notes between the date of this Agreement and the Commencement Date which shall be disapproved by either Agent promptly after reason-able notice thereof or after the date of any Terms Agreement or other agreement by an Agent to purchase Notes as principal and prior to the related Time of Delivery which shall be disapproved by the purchasing Agent promptly after reasonable notice thereof, which approval in any event shall not be unreasonably withheld or delayed; to make no such amendment or supplement at any other time prior to having afforded each Agent a reasonable opportunity to review and comment thereon; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, and during such same period to advise each Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supple-ment to the Prospectus relating to the Notes or any amended Pro-spectus for use in connection with any offering or sale of the Notes has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or sus-pending the use of any prospectus relating to the Notes, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any pro-ceeding for any such purpose, or of any request by the Commission for the amendment of the Registration Statement or the amendment or supplement of the Prospectus in connection with any offering or sale of the Notes or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or sus-pending any such qualification, to use promptly its best efforts to obtain its withdrawal.

          (b) Promptly from time to time to take such action as the Agents may reasonably request to qualify the Notes for offer-ing and sale under the securities laws of such jurisdictions of the United States as the Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribu-tion or sale of the Notes; provided, however, that in connection therewith the Company shall not be required to qualify as a for-eign corporation or to file a general consent to service of pro-cess in any jurisdiction.

          (c) To furnish each Agent with copies of the Registra-tion Statement and each amendment thereto, and with copies of the

Prospectus as each time amended or supplemented in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, both in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Notes (including Notes purchased from the Company by an Agent as principal) and if at such time any event shall have occurred as a result of which, in the reasonable opinion of Cahill Gordon & Reindel, counsel to the Agents ("Counsel to the Agents"), or O'Melveny & Myers, counsel to the Company ("Counsel to the Company"), the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any reason it shall be necessary, in the reasonable opinion of Counsel to the Agents or Counsel to the Company, during such same period to amend or supplement the Prospectus in relation to any offering or sale of the Notes or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify each Agent and request each Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Notes from the Company and, if so notified, the Agents shall cease such solicitations as soon as practicable, but in any event not later than one business day later; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus for use in connection with any offer-ing or sale of the Notes as then amended or supplemented, to so advise each Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration State-ment or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period an Agent con-tinues to own Notes purchased from the Company by such Agent as principal, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

          (d) The Company will prepare, with respect to any Notes to be sold through or to an Agent pursuant to this Agree-ment, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and will file such Pricing Sup-plement pursuant to Rule 424(b)(3) under the Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

          (e) Except as otherwise provided in subsection (n) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year (or, if no such release is made by the Company, on the date such information becomes available), the Company shall furnish such information to each Agent, confirmed in writing, and shall include such finan-cial information and corresponding information for the comparable period of the preceding fiscal year, as well as such other infor-mation and explanations as shall be necessary in order to make the statements therein not misleading, in each Pricing Supplement issued after such date and prior to the date such information is included in a document filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

          (f) To make generally available to its security hold-ers an earning statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months there-after, as soon as practicable after the end of such period, which earning statement shall satisfy the provisions of Section 11(a) of the Act.

          (g) So long as any Notes are outstanding, to furnish to each Agent copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to each Agent as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commis-sion or any national securities exchange on which any class of securities of the Company is listed.

          (h) That, from the date of any Terms Agreement and continuing to and including the earlier of (i) the termination of the trading restrictions for the Notes purchased thereunder, as notified to the Company by the Agent purchasing Notes pursuant to such Terms Agreement and (ii) the related Time of Delivery, the Company will not, without the prior written consent of the pur-chasing Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than nine months after such Time of Delivery and which are substantially similar to the Notes.

          (i) That each acceptance by the Company of an offer to purchase Notes hereunder, and each execution and delivery by the Company of a Terms Agreement with an Agent, shall be deemed to be an affirmation that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Notes relating to such acceptance or as of the Time of Delivery relat-ing to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Pro-spectus as amended and supplemented relating to such Notes).

          (j) That reasonably in advance of each time the Regis-tration Statement or the Prospectus shall be amended or supple-mented (other than by an amendment or supplement providing solely for a change in the interest rates, manner of determining inter-est rates, interest payment dates, or maturities of the Notes or a supplement to the Prospectus relating to the sale of Notes oth-erwise than through or to an Agent) and each time a document filed under the Act or the Exchange Act is incorporated by refer-ence into the Prospectus (other than an underwriting agreement or form of certificate for a Note relating to the sale of Notes oth-erwise than through or to an Agent and other than proxy materials for meetings of the Company's shareholders), and each time the Company sells Notes to an Agent as principal and the applicable Terms Agreement specifies the delivery of any opinion or opinions by Counsel to the Agents, as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish such counsel such papers and information as they may reasonably request to enable them to furnish to the applicable Agent or Agents the opinion or opinions referred to in Section 6(b) hereof.

          (k) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, manner of determining interest rates, interest payment dates, or maturities of the Notes or a supplement to the Prospectus relating to the sale of Notes otherwise than through or to an Agent), (so long as sales of Notes have not been then suspended or terminated, hereunder) each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than an underwriting agreement or form of certificate for a Note relating to the sale of Notes otherwise than through or to an Agent and other than proxy materials for meetings of the Company's shareholders and, if such incorporated document is a quarterly report on Form 10-Q or a current report on Form 8-K under the Exchange Act, then only if requested by the applicable Agent or Agents), and each time the Company sells Notes to an Agent as principal and the applicable Terms Agreement specifies the delivery of an opinion under this Section 4(k) as a condition to the purchase of Notes pursuant to such Terms Agree-ment, the Company shall furnish or cause to be furnished forth-with to the applicable Agent or Agents a written opinion of Coun-sel to the Company, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent or Agents, in each case to the effect that such Agent or Agents may rely on the opinion referred to in Section 6(c) hereof which was last fur-nished to such Agent or Agents to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in the next to last paragraph thereof shall be deemed to relate to the Registration Statement and the Pro-spectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion referred to in Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supple-mented to such date.

          (l) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, manner of determining interest rates, interest payment dates, or maturities of the Notes or a supplement to the Prospectus relating to the sale of Notes otherwise than through or to an Agent), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (but, if such incorporated document is a quarterly report on Form 10-Q or a current report on Form 8-K under the Exchange Act, only if requested by the applicable Agent or Agents), in either case to set forth financial information included in or derived from the Company's financial statements or accounting records, and each time the Company sells Notes to an Agent as principal and the applicable Terms Agreement specifies the delivery of a letter under this Section 4(l) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall cause the independent certified public accountants who have certified the financial statements of the Company included or incorporated by reference in the Registration Statement forthwith to furnish the applicable Agent or Agents a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent or Agents, of the same tenor as the letter referred to in
Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any finan-cial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such finan-cial information or other matter made in the letter referred to in Section 6(d) hereof which was last furnished to such Agent or Agents.

          (m) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, manner of determining interest rates, interest payment dates, or maturities of the Notes or a supplement to the Prospectus relating to the sale of Notes otherwise than through or to an Agent), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than an underwriting agreement or form of certificate for a Note relating to the sale of Notes otherwise than through or to an Agent and other than proxy materials for meetings of the Com-pany's shareholders and, if such incorporated document is a cur-rent report on Form 8-K under the Exchange Act, then only if requested by the applicable Agent or Agents), and each time the Company sells Notes to an Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(m) as a condition to the purchase of Notes pursu-ant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the applicable Agent or Agents a certificate or certificates of the Company, dated the date of such supplement, amendment, incorporation or Time of Delivery relating to such sale, as the case may be, in such form and exe-cuted on its behalf by such officers of the Company as shall be satisfactory to such Agent or Agents, to the effect that the statements contained in the certificate or certificates referred to in Section 6(g) hereof as last furnished to such Agent or Agents are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such cer-tificate, certificates of the same tenor as the certificates referred to in said Section 6(g) but modified to relate to the Registration Statement and the Prospectus as amended and supple-mented to such date.

          (n) The Company shall not be required to comply with the provisions of Section 4(e) with respect to a particular Agent during any period from the time (i) such Agent shall have sus-pended solicitations of purchases of the Notes in its capacity as agent pursuant to a request from the Company and (ii) such Agent shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with such Agent.

          5. Expenses. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Com-pany's counsel and accountants in connection with the registra-tion of the Notes under the Act and all other expenses in connec-tion with the preparation, printing and filing of the Registra-tion Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof in quantities as herein stated above; (ii) the fees and expenses of Counsel to the Agents in connection with the establishment of the program contemplated hereby and the transac-tions contemplated hereunder; (iii) the reasonable out-of-pocket expenses of each Agent; (iv) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, any Indenture (including any supplement thereto or resolutions thereunder), any Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (v) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Sec-tion 4(b) hereof, including the fees and reasonable disbursements of Counsel to the Agents in connection with such qualification and in connection with the Blue Sky Memorandum; (vi) any fees charged by securities rating services for rating the Notes;
(vii) the cost of preparing, printing, issuing and delivering the Notes and any costs relating to the use of book-entry notes;
(viii) the fees and expenses of the Trustee and any agent of the Trustee and any transfer or paying agent of the Company and the reasonable fees and disbursements of counsel for the Trustee or such agent in connection with any Indenture and the Notes; and
(ix) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise spe-cifically provided for in this Section. It is understood, how-ever, that except as provided in this Section 5 and Section 9 hereof, each Agent will pay all other costs and expenses it incurs.

          6. Conditions to the Obligations of the Agents. The obligation of each Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Notes and the obligation of an Agent to purchase Notes as principal pursu-ant to any Terms Agreement shall in each case be subject to
(i) the condition that all the representations and warranties of the Company contained in this Agreement (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorpo-rated in such Terms Agreement by reference) are true and correct
(a) on and as of the Commencement Date and (b) on and as of any applicable date referred to in Section 4(j) that is after such Commencement Date and prior to such Solicitation Time or Time of Delivery, as the case may be, and (c) on and as of such Solicita-tion Time or Time of Delivery, as the case may be, and (ii) the condition that the Company shall not have failed at or prior to such Solicitation Time or Time of Delivery, as the case may be, to have performed or complied with any of its agreements herein and therein contained and required to be performed or complied with by it at or prior to such date and the following additional conditions:

          (a) (i) With respect to any Notes sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such fil-ing by the rules and regulations under the Act and in accordance with Section 4(a); (ii) no stop order suspending the effective-ness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Agent, threatened by the Com-mission; and (iii) any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Agents;

          (b) Counsel to the Agents shall have furnished to the Agents (i) such opinion letter, dated the Commencement Date, with respect to the validity of the Indenture and the Notes, the Reg-istration Statement, the Prospectus as amended or supplemented and other related matters as the Agents may reasonably request, and (ii) if and to the extent requested by an Agent, with respect to each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, an opinion letter, dated such applicable date, to the effect that the applicable Agent or Agents may rely on the opinion letter which was last furnished to such Agent or Agents pursuant to this Section 6(b) to the same extent as though it was dated the date of such letter authorizing reliance (except that the statements in such last opinion letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion letter, an opinion letter of the same tenor as the opinion letter referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Counsel to the Company, or other counsel for the Company satisfactory to the Agents, shall have furnished to the Agents their written opinions, dated the Commencement Date and each applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to the Agents to the effect that:

          (i) The Company has been duly organized, and is val-idly existing in good standing under the laws of the State of California, with corporate power and corporate authority to own its properties and to conduct its business as now being conducted as described in the Prospectus (and any amendment or supplement thereto as used in connection with any offering or sale of the Notes), including the corporate power and corporate authority to function as a water and electric utility in the State of California;

         (ii) The Company has authorized, issued and outstanding capital stock as set forth in the Prospectus; the outstand-ing Common Shares of the Company have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable;

        (iii) The Registration Statement has been declared effective under the Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registra-tion Statement has been issued or threatened by the Commis-sion; the descriptions in the Prospectus of contracts and other documents of which such counsel has knowledge are accurate in all material respects; to such counsel's knowl-edge, there are no contracts or documents which are required by the Act to be described in the Registration Statement or the Prospectus, to be incorporated by reference therein, or to be filed as exhibits to the Registration Statement, which are not described, incorporated or filed as required;

         (iv) Except for the matters disclosed in, or incorpo-rated by reference into, the Registration Statement, to such counsel's knowledge, there are no pending or threatened actions, suits, proceedings or investigations against the Company in any court or by or before any arbitrator or gov-ernmental agency or authority which are required by the Act to be disclosed therein;

          (v) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corpo-rate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company;

         (vi) The Company's execution and delivery of the Notes, the Indenture, this Agreement and any applicable Terms Agreement, and the issuance and sale of the Notes thereunder as contemplated by the Prospectus and therein contemplated do not (a) violate, breach, or result in a default (or an event which with notice or lapse of time or both would con-stitute a default or event of acceleration) under, any existing obligation of the Company under any material agreement or instrument known to such counsel and to which the Company is a party or to which any of the properties or assets of the Company is subject, (b) breach or otherwise violate any existing obligation of the Company under any order, judgment or decree of any California or federal court or governmental authority binding on the Company and known to such counsel, or (c) violate any California or federal statute or regulation that such counsel has, in the exercise of customary professional diligence, recognized as directly applicable to the Company or to transactions of the type contemplated by the Notes, the Indenture, this Agreement or any Terms Agreement, except that such counsel need not express an opinion regarding any federal securities laws, or Blue Sky or state securities laws or Section 9 of this Agreement, or
     (d) violate the Company's articles of incorporation or bylaws;

        (vii) The California Public Utilities Commission has duly authorized the issuance of the Notes and the sale of the Notes, in each case, as contemplated by the Prospectus; such authorizations are still in full force and effect and are sufficient pursuant to the California Public Utilities Code for the issuance and the sale of the Notes; assuming the Notes are issued and sold in accordance with the terms of this Agreement and the Indenture, the issuance and sale of the Notes is in conformity, in all material respects, with the terms of such authorization; and no other order, consent, permit or approval of any California or federal governmental authority is required on the part of the Com-pany for the issuance and sale of the Notes as contemplated by this Agreement, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under applicable Blue Sky or state securities laws;

       (viii) The documents incorporated by reference in the Prospectus as of the date the Prospectus was filed with the Commission (other than the financial statements and sched-ules and other financial and statistical data contained therein or incorporated by reference therein, as to which no opinion is expressed), on the respective dates on which they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the Exchange Act and the related rules and regulations in effect at the respective dates of their filing;

         (ix) The Notes (in the form of specimens certified by the Company's Secretary and examined by such counsel) have been duly authorized by all necessary corporate action on the part of the Company and, when duly executed, and authen-ticated, and issued in accordance with the Indenture and upon payment for and delivery thereof in accordance with the terms hereof and any applicable Terms Agreement, will be legally valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, morato-rium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, rea-sonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and entitled to the benefits provided by the Indenture;

          (x) The Indenture has been duly and validly autho-rized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes the legally valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting credi-tors' rights generally, and by general principles of equity including, without limitation, concepts of materiality, rea-sonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and the Indenture has been duly qualified under the Trust Indenture Act; and

         (xi) The statements in the Prospectus under the cap-tions Description of Debt Securities and Description of Medium-Term Notes, Series B, insofar as they summarize pro-visions of the Indenture or the Notes, fairly present the information required by Form S-3 and the Trust Indenture Act.


          Such counsel may state that in connection with its par-ticipation in the preparation of the Registration Statement and the Prospectus, such counsel has not independently verified the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the exami-nation made by such counsel and the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated in the Reg-istration Statement, the Prospectus or the Incorporated Documents (except as otherwise specifically stated in clauses (ii), (iii) and (xi) above). Such counsel also shall state that, however, on the basis of such counsel's review of the Registration Statement, the Prospectus and the Incorporated Documents and its participa-tion in conferences in connection with the preparation of the Registration Statement and the Prospectus, such counsel does not believe that the Registration Statement, on the date it was declared effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not mislead-ing, and that such counsel does not believe that the Prospectus and the documents incorporated therein, considered as a whole on the date of the Prospectus and on a Closing Date with respect to a sale of the Notes, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need express no opinion or belief as to any document filed by the Company under the Exchange Act, whether prior or subsequent to the effective date of the Registration Statement, except to the extent that any such document is an Incorporated Document read together with the Registration Statement or the Prospectus and considered as a whole, nor any opinion or belief as to the financial statements and other financial and statisti-cal information included or incorporated by reference in the Reg-istration Statement, the Prospectus or the Incorporated Documents.

          Such counsel shall also state that, subject to the foregoing, they also advise the Agents that, in such counsel's opinion, the Registration Statement and the Prospectus (except for the financial statements and other financial information included or incorporated by reference therein, as to which such counsel shall express no opinion) as of the effective date of the Registration Statement and as of the date the Prospectus with respect to a sale of the Notes, appeared on their face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Act and the Trust Indenture Act and the related rules and regulations in effect at the date of filing.

          Such counsel's opinion shall be rendered in respect of the laws of the State of California and the federal law of the United States. Such counsel's opinion further may be limited to laws recognized by such counsel, through its representation of the Company, as being applicable to the Company and to the issu-ance and public sale of securities. For purposes of the limita-tion in clauses (iii) and (iv) above, such counsel's knowledge may be limited to the knowledge obtained by them in connection with matters to which they have given substantive attention as counsel for the Company, as determined from lawyers within the firm who have performed services for the Company within the prior twelve months.

          (d) Not later than 10:00 a.m., New York City time, on the Commencement Date and on each applicable date referred to in
Section 4(l) that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by ref-erence in the Registration Statement shall have furnished to the Agents a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance satisfactory to the Agents, to the effect set forth in Annex III hereto;

          (e) (i) There shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Regis-tration Statement and the Prospectus (or any amendment or supple-ment thereto), except as may otherwise be stated in the Registra-tion Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company; and (iii) the Company shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company, other than those reflected in the Regis-tration Statement or the Prospectus (or any amendment or supple-ment thereto), the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the applica-ble Agent or Agents so material and adverse as to make it imprac-ticable or inadvisable to proceed with the solicitation of offers to purchase Notes from the Company or the purchase by the appli-cable Agent of Notes from the Company as principal, as the case may be;

          (f) There shall not have occurred any of the follow-ing: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or NASDAQ shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in New York or California shall have been declared by either federal or state authorities; (iii) there shall have occurred any outbreak or escalation of hostili-ties or other international or domestic calamity, crisis or change in political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the reasonable judgment of the applicable Agent or Agents makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Com-pany as principal pursuant to the applicable Terms Agreement, as the case may be; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statisti-cal rating organization," as that term is defined by the Commis-sion for purposes of Rule 436(g)(2) under the Act; or (v) any such "nationally recognized statistical rating organization" shall have publicly announced that it has under surveillance or review, with possible negative implications or direction not determined, its rating of any of the Company's debt securities; and

          (g) The Company shall have furnished or caused to be furnished to the Agents certificates of officers of the Company dated the Commencement Date and each applicable date referred to in Section 4(m) that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to the Agents, (i) as to the accuracy of the representations and warran-ties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be, (ii) as to the perfor-mance by the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, (iii) as to the matters set forth in subsections (a) and (e) of this Section 6, and (iv) as to such other matters as the Agents may reasonably request.

          7.   Right of Person Who Agreed To Purchase To Refuse
To Purchase.

          (a) The Company agrees that any person who has agreed to purchase and pay for any Note, including an Agent purchasing as principal and any person who purchases pursuant to a solicita-tion by such Agent, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, any condition set forth in Section 6 shall not be satisfied.

          (b) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by an Agent shall have the right to refuse to purchase such Note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Section 6(f) shall have occurred, the effect of which is so material and adverse as to make it impractical or inadvisable to proceed with the deliv-ery of such Note (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Notes shall be substituted, for purposes of this
Section 7(b), for the respective judgments referred to therein of the Agents with respect to certain matters referred to in such

Section 6(f), and that under no circumstances shall the Agents have any duty or obligation to exercise the judgment permitted to be exercised under Section 6(f) on behalf of any such person).

          8. Delivery of and Payment for Notes Sold through the Agents. Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any pur-chaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the applicable Agent shall promptly notify the Com-pany and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by an Agent in the performance of its obligations hereunder, the Company will reim-burse such Agent for its loss of the use of the funds for the period such funds were credited to the Company's account to the extent of any earnings thereon received by the Company.

          9.   Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, dam-ages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or neces-sary to make the statements therein not misleading, except inso-far as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Agent furnished in writing to the Company by or on behalf of an Agent expressly for use in con-nection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Agent (or to the benefit of any person controlling such Agent) on account of any such loss, claim, damage, liability or expense arising from a purchase of the Notes if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Company has deliv-ered the Prospectus to such Agent in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          (b) If any action, suit or proceeding shall be brought against any Agent or any person controlling any Agent in respect of which indemnity may be sought against the Company, such Agent or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Agent or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Agent or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Agent or such control-ling person and the Company and such Agent or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Agent or such controlling person). It is under-stood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attor-neys (in addition to any local counsel) at any time for all such Agents and controlling persons not having actual or potential differing interests among themselves (the "Represented Group"), which firm shall be designated in writing by Smith Barney Inc. and must be reasonably acceptable to the Company, and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for the fees and expenses of sep-arate counsel to Agents or controlling persons not included in the Represented Group nor for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judg-ment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Agent, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with respect to information relating to such Agent furnished in writ-ing by or on behalf of such Agent expressly for use in the Regis-tration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Agent pursu-ant to this paragraph (c), such Agent shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Agent shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Agent's expense), and the Company, its directors, any such officer, and any such con-trolling person shall have the rights and duties given to the Agents by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Agents may other-wise have.

          (d) If the indemnification provided for in this Sec-tion 9 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total net proceeds from the offering received by the Agents. The relative fault of the Company on the one hand and the Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Agents on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable consider-ations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in para-graph (d) above shall be deemed to include, subject to the limi-tations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigat-ing any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the total price of the Notes purchased by or through it exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Agent's obligations to contribute pursuant to this Section 9 are several, in proportion to the amount of Notes which are the sub-ject of the action and which were distributed to the public through such Agent bears to the total amount of such Notes dis-tributed to the public through any other Agent, and not joint.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an uncondi-tional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.

          10. No Agent Liability for Failed Purchases. Each Agent, in soliciting offers to purchase Notes from the Company and in performing the other obligations of an Agent hereunder (other than in respect of any Terms Agreement), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining per-formance by each purchaser whose offer to purchase Notes from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Com-pany in the event such purchase is not consummated for any rea-son. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company.

          11. Survival of Certain Provisions. The respective indemnities, agreements, representations, warranties and other statements by the Agents and the Company set forth in or made pursuant to this Agreement, shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any con-trolling person of any Agent or the Company, or any officer or director or any controlling person of the Company, and shall sur-vive each delivery of and payment for any of the Notes.

          12. Suspension or Termination. The provisions of this Agreement relating to the solicitation of offers to purchase Notes from the Company may be suspended or terminated at any time by the Company as to any Agent or, in the case of either Agent, by such Agent insofar as this Agreement relates to such Agent upon the giving of written notice of such suspension or termina-tion to the other parties hereto. In the event of such suspen-sion or termination, (x) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Notes which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and
(y) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a) (with respect to solicitations made prior to such suspension or termi-nation), Section 4(h), Section 4(i), Section 5 (with respect to solicitations made prior to such suspension or termination), Sec-tion 9, Section 10 and Section 11 are concerned.

          13. Notices. Except as otherwise specifically pro-vided herein or in the Procedures, all statements, requests, notices and advice hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Smith Barney Inc. shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to 390 Greenwich Street - 4th Floor, New York, New York 10013, Facsimile Transmis-sion No. (212) 723-8854, Attention: MTN Product Management/Origination - Mark R. Meyer, if to National Westminster Bank Plc, New York Branch, shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to 175 Water St., New York, New York 10038, Facsimile Transmission No. (212) 495-5752, Attention: Manager - Medium Term Notes Desk, and if to the Company shall be sufficient in all respects when delivered or sent by telex, facsimile trans-mission or registered mail to 630 East Foothill Boulevard, San Dimas, California 91773, Facsimile Transmission No. (909) 394-0711, Attention: Chief Financial Officer; with a copy to C. James Levin, Esq., O'Melveny & Myers, 400 South Hope Street, Los Angeles, California 90071, Facsimile Transmission No. (213) 669-6407.

          14. Successors. This Agreement and any Terms Agree-ment shall be binding upon, and inure solely to the benefit of, the Agents and the Company, and to the extent provided in Section 9, Section 10 and Section 11 hereof, the officers and directors of the Company and any person who controls an Agent or the Com-pany, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Notes through or from an Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

          15. Time of the Essence. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

          16.  Applicable Law.  This Agreement and any Terms
Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          17. Counterparts. This Agreement and any Terms Agree-ment may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understand-ing, please sign and return to us two counterparts hereof, where-upon this letter and the acceptance by such of you thereof shall constitute a binding agreement between the Company and you in accordance with its terms.

                              Very truly yours,

                              SOUTHERN CALIFORNIA WATER COMPANY


                              By: _____________________________
                                  Name:  James B. Gallagher
                                  Title:  Chief Financial Officer

Accepted in New York, New York,
as of the date hereof:


SMITH BARNEY INC.



By:  __________________________
     Name:
     Title:


NATIONAL WESTMINSTER BANK Plc,
NEW YORK BRANCH



By:  __________________________
     Name:
     Title:

                                                                         ANNEX I


                       SOUTHERN CALIFORNIA WATER COMPANY




                          Medium-Term Notes, Series B


                                TERMS AGREEMENT



                                                                 _________, 199_




[Smith Barney Inc.
390 Greenwich Street
New York, New York  10013]

[NatWest Capital Markets Limited
175 Water Street
New York, New York  10038]

Ladies and Gentlemen:

          Southern California Water Company (the "Company") pro-poses, subject to the terms and conditions stated herein and in
the Distribution Agreement, dated            , 1995 (the "Distri-
bution Agreement"), among the Company, Smith Barney Inc. and National Westminster Bank, Plc, New York Branch, to issue and sell to __________ ("Purchaser") the notes specified in the attached Schedule hereto (the "Purchased Notes"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by an Agent, as agent of the Company, of offers to purchase notes is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agree-ment to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase notes from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the

Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Notes.

          An amendment to the Registration Statement, or a sup-plement to the Prospectus, as the case may be, relating to the Purchased Note, in the form heretofore delivered to you is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by refer-ence, the Company agrees to issue and sell to Purchaser and Pur-chaser agrees to purchase from the Company the Purchased Notes, at the time and place, in the principal amount and at the pur-chase price set forth in the Schedule hereto.

          If the foregoing is in accordance with your understand-ing, please sign and return to us two counterparts hereof, and upon acceptance hereof by you this letter, including those provi-sions of the Distribution Agreement incorporated herein by refer-ence, shall constitute a binding agreement between you and the Company.

                                   Very truly yours,

                                   SOUTHERN CALIFORNIA WATER
                                        COMPANY


                                   By:  ____________________
                                        Name:
                                        Title:


Accepted:

[SMITH BARNEY INC.]


By:  ____________________
     Name:
     Title:


[NATWEST CAPITAL MARKETS LIMITED]

By:  ____________________
     Name:
     Title:

                                                             Schedule to Annex I





Title of Purchased Notes:

     Medium-Term Notes, Series B ("Purchased Notes")


Aggregate Principal Amount:

     $

[Price to Public:]


Purchase Price by Purchaser:

     ____% of the principal amount of the Purchased Notes, plus accrued interest from _________ to _________________.

Method of and Specified Funds for Payment of Purchase Price:

     [By certified or official bank check or checks, payable to the order of the Company, in [[New York] Clearing House]
     [immediately available]funds]

     [By wire transfer to a bank account specified by the Company in [next day] [immediately available] funds].

Indenture:

     Indenture, dated as of September 1, 1993, between the Com-pany and Chemical Trust Company of California, as Trustee.

Time of Delivery:

Closing Location:


Maturity:

Interest Rate:

     [_____%]

Interest Payment Dates:

     [months and dates]

Record Dates:

Redemption Dates:

Documents to be Delivered:

     The following documents referred to in the Distribution
     Agreement shall be delivered as a condition to the Closing:

          [(1) The opinion or opinions of counsel to the Agents referred to in Section 4(j).]

          [(2) The opinion or opinions of counsel to the Com-pany referred to in Section 4(k).]

          [(3)   The accountants' letter referred to in Section
                 4(l).]

          [(4)   The officers' certificate referred to in Section
                 4(m).]

Syndicate Provisions:

          [Set forth any provisions relating to underwriters' default and step-up of amounts to be purchased by underwriters acting with Purchaser.]

                                                                        ANNEX II





                        MEDIUM-TERM NOTE ADMINISTRATIVE
                         PROCEDURE FOR FIXED RATE NOTES
                        (Dated as of            , 1995)


          Medium-Term Notes, Series B (the "Notes") in the aggre-gate principal amount of up to U.S. $45,000,000 are to be offered on a continuing basis by Southern California Water Company (the "Company") through Smith Barney Inc. and National Westminster Bank, Plc, New York Branch, who, as agents (individually, an "Agent" and collectively, the "Agents"), have each agreed to use their reasonable efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as princi-pal for resale.

          The Notes are being sold pursuant to a Distribution
Agreement among the Company and the Agents, dated            ,
1995 (the "Distribution Agreement"). The Notes will be issued pursuant to an Indenture (the "Indenture"), dated as of between the Company and Chemical Trust Company of California, as trustee (the "Trustee"). A Registration Statement (the "Regis-tration Statement") with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent Prospectus included in the Registration Statement is herein referred to as the "Prospectus" (which term includes all applicable supplements thereto other than Pricing Supplements). The most recent supplement to the Prospectus with respect to the specific terms of the Notes is herein referred to as the "Pricing Supplement."

          The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form delivered to the purchaser thereof or a person designated by such pur-chaser. Except in the limited circumstances described in the Prospectus, owners of beneficial interests in Notes issued in book-entry form will not be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests.

          General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the proce-dures set forth in Part II hereof and Notes issued in certifi-cated form will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.


                         PART I:  PROCEDURES OF GENERAL
                                 APPLICABILITY

Date of Issuance/    Each Note will be dated as of the date of
  Authentication:    its authentication by the Trustee.  Each
                     Note shall also bear an original issue date
                     (the "Original Issue Date").  The Original
                     Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original
                     Note regardless of their dates of
                     authentication.

Maturities:          Each Note will mature on a date selected by
                     the purchaser and agreed to by the Company which is not less than nine months nor more than thirty years from its Original Issue
                     Date.

Registration:        Notes will be issued only in fully regis-
                     tered form.

Calculation of       Interest (including payments for partial
  Interest:          periods) will be calculated and paid on the
                     basis of a 360-day year of twelve 30-day months.

Acceptance and       The Company shall have the sole right to
  Rejection of       accept offers to purchase Notes from the
  Offers:            Company and may reject any such offer in
                     whole or in part. Each Agent shall commu-nicate to the Company, orally or in writ-ing, each reasonable offer to purchase
                     Notes from the Company received by it.
                     Each Agent shall have the right, in its
                     discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes through it in whole or in part.

Preparation of       If any offer to purchase a Note is

Pricing Supplement:    accepted by the Company, the Company, with
                       the approval of the applicable Agent, will prepare a Pricing Supplement reflecting the terms of such Note and file electronically via EDGAR a Pricing Supplement relating to the Notes and the plan of distribution thereof with the Commission in accordance with Rule 424 under the Act. Such Agent will cause a Pricing Supplement and a Pro-spectus to be delivered to the purchaser of the Note.

                       The Company shall have delivered a com-
                       pleted Pricing Supplement, via next day
                       mail or telecopy, to arrive no later than 11 a.m. on the Business Day following the trade date, to the applicable Agent at the following address:

                       If to Smith Barney Inc.:

                       Smith Barney Inc.
                       390 Greenwich Street - 4th Floor
                       New York, New York 10013
                       Attention:  MTN Product Management/
                                   Origination -
                                   Mark R. Meyer
                       Telephone:  (212) 723-5123
                       Telecopy:   (212) 723-8854

                       With a copy to:

                       Smith Barney Inc.
                       388 Greenwich St. - 34th Floor
                       New York, New York  10013
                       Attention:  Legal Compliance -
                                   Adrienne Garofolo
                       Telephone:  (212) 816-7594
                       Telecopy:   (212) 816-7912

                       If to National Westminster Branch Plc,
                       New York Branch:

                       National Westminster Branch Plc,
                       New York Branch
                       175 Water Street
                       New York, New York  10038
                       Attention:  Manager - Medium Term Note
                                   Desk
                       Telephone:  (212) 602-4904

                       Telecopy:   (212) 495-5752

                       In each instance that a Pricing Supplement is prepared, the applicable Agent will affix the Pricing Supplement to Prospec-tuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Settlement:            The receipt of immediately available funds
                       by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, con-stitute "settlement." Offers accepted by the Company will be settled from one to three Business Days, or at a time as the purchaser, the Trustee and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedures" with respect to Book-Entry Notes and Certifi-cated Notes, respectively. If procedures A and B of the applicable Settlement Proce-dures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement Pro-cedures Timetable," such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

                       In the event of a purchase of Notes by an Agent as principal, appropriate settlement details will be as agreed between such Agent and the Company pursuant to the applicable Terms Agreement.

Procedure for          When a decision has been reached to change
  Changing Rates or    the interest rate or any other variable
  Other Variable       term on any Notes being offered for sale,
  Terms:               the Company will promptly advise the Agents
                       and the Agents will forthwith suspend
                       solicitation of offers to purchase such
                       Notes. Each Agent will telephone the Com-pany with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agents of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time only "indications of interest" may be recorded. Immediately after accep-tance by the Company of an offer to pur-chase at a new interest rate or new vari-able term, the Company, the Agents and the Trustee shall follow the procedures set forth under the applicable "Settlement Procedures."

Suspension of Solicita- The Company may suspend solicitation of
  tion; Amendment or    purchases at any time.  Upon receipt of
  Supplement:           such instructions the Agents will each
                        forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised it that solici-tation of offers to purchase may be resumed. If the Company decides to amend the Registration Statement (including incorporating any documents by reference therein) or supplement any of such docu-ments (other than to change rates or other variable terms), it will promptly furnish each Agent and its counsel with copies of the amendment (including any document pro-posed to be incorporated by reference therein) or supplement. One copy of such filed document, along with a copy of the cover letter sent to the Commission, will be delivered or mailed to each Agent at the following addresses:

                        Smith Barney Inc.
                        390 Greenwich St.
                        New York, New York  10013
                        Attention:  MTN and Debt Marketing -
                          Mark R. Meyer

                        National Westminster Bank, Plc,
                          New York Branch
                        175 Water St.
                        New York, New York  10038
                        Attention:  Manager - Medium Term Note Desk

                        In the event that at the time the solicita-tion of offers to purchase from the Company is suspended (other than to change interest rates or other variable terms) there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether cop-ies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus: A copy of the most recent Prospectus and
                        Pricing Supplement must accompany or pre-cede the earlier of (a) the written confir-mation of a sale sent to a customer or the agent of such customer, and (b) the deliv-ery of Notes to a customer or the agent of such customer.

Authenticity of         The Agents will have no obligations
  Signatures:           or liability to the Company or the Trustee
                        in respect of the authenticity of the sig-nature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents Incorporated  The Company shall supply the Agents
  by Reference:         with an adequate supply of all documents
                        incorporated by reference in the Registra-tion Statement.

Business Day:           "Business Day" means any day, other than a
                        Saturday or Sunday, on which banks in The
                        City of New York, are not required or
                        authorized by law to close.

                     PART II:  PROCEDURES FOR NOTES ISSUED
                               IN BOOK-ENTRY FORM


          In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system main-tained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accor-dance with its respective obligations under a Letter of Represen-tation from the Company and the Trustee to DTC, dated as of , 1995, and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the "Certificate Agreement"), and its obliga-tions as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                All Fixed Rate Notes issued in book-
                         entry form having the same Original
                         Issue Date, redemption provisions,
                         interest payment dates, interest rate,
                         and Stated Maturity (collectively, the
                         "Fixed Rate Terms") will be represented
                         initially by a single global security in fully registered form without coupons
                         (each, a "Book-Entry Note").

                         Each Book-Entry Note will be dated and
                         issued as of the date of its authentica-tion by the Trustee. Each Book-Entry Note will bear an Interest Accrual date, which will be (a) with respect to an original Book-Entry Note (or any portion thereof), its Original Issue Date and
                         (b) with respect to any Book-Entry Note
                         (or portion thereof) issued subsequently upon exchange of a Book-Entry Note or in lieu of a destroyed, lost or stolen Book-Entry Note, the most recent Inter-est Payment Date to which interest has been paid or duly provided for on the predecessor Book-Entry Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Book-Entry Note or Notes), regardless of the date of authentication of such subsequently issued Book-Entry Note. No Book-Entry Note shall repre-sent any Note issued in certificated form.

Identification:          The Company has arranged with the CUSIP
                         Service Bureau of Standard & Poor's Cor-poration (the "CUSIP Service Bureau") for the reservation of approximately 900
                         CUSIP numbers which have been reserved
                         for and relating to Book-Entry Notes and the Company has delivered to the Trustee and DTC a written list of such CUSIP numbers. The Trustee will assign CUSIP numbers to Book-Entry Notes as descried below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Book-Entry
                         Notes. The Trustee will notify the Com-pany at any time when fewer than 50 of the reserved CUSIP numbers remain unas-signed to Book-Entry Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC.

Registration:            Each Book-Entry Note will be registered
                         in the name of Cede & Co., as nominee
                         for DTC, on the register maintained by
                         the Trustee under the Indenture.  The
                         beneficial owner of a Note issued in
                         book-entry form (i.e., an owner of a
                         beneficial interest in a Book-Entry
                         Note) (or one or more indirect partici-
                         pants in DTC designated by such owner)
                         will designate one or more participants
                         in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Par-ticipants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants.
                         The ownership interest of such benefi-
                         cial owner in such Note issued in book-
                         entry form will be recorded through the
                         records of such Participants or through
                         the separate records of such Partici-
                         pants and one or more indirect partici-
                         pants in DTC.

Transfers:               Transfers of a Book-Entry Note will be
                         accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect par-ticipants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:               The Trustee may deliver to DTC and the
                         CUSIP Service Bureau at any time a writ-ten notice specifying (a) the CUSIP num-bers of two or more Book-Entry Notes
                         Outstanding on such date that represent
                         Book-Entry Notes having the same Fixed
                         Rate Terms (other than Original Issue
                         dates) and for which interest has been
                         paid to the same date; (b) a date,
                         occurring at least 30 days after such
                         written notice is delivered and at least
                         30 days before the next Interest Payment
                         Date for the related Notes issued in
                         book-entry form, on which such Book-
                         Entry Notes shall be exchanged for a
                         single replacement Book-Entry Note; and
                         (c) a new CUSIP number, obtained from
                         the Company, to be assigned to such
                         replacement Book-Entry Note.  Upon
                         receipt of such a notice, DTC will send
                         to its participants (including the
                         Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the speci-fied exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-
                         Entry Notes to be exchanged will no
                         longer be valid.  On the specified
                         exchange date, the Trustee will exchange such Book-Entry Notes for a single Book-
                         Entry Note bearing the new CUSIP number
                         and the CUSIP numbers of the exchanged
                         Book-Entry Notes will, in accordance
                         with CUSIP Service Bureau procedures, be canceled and not reassigned.

Denominations:           Notes issued in book-entry form will be
                         issued in denominations of $1,000 and
                         any larger denomination which is an
                         integral multiple of $1,000.

Interest:                General.  Interest on each Note issued
                         on book-entry form will accrue from the
                         Original Issue Date of the Book-Entry
                         Note representing such Note.  Each pay-
                         ment of interest on a Note issued in
                         book-entry form will include interest
                         accrued through the day preceding, as
                         the case may be, the Interest Payment
                         Date or Maturity.  Interest payable at
                         Maturity of a Note issued in book-entry
                         form will be payable to the Person to
                         whom the principal of such Note is pay-
                         able. DTC will arrange for each pending deposit message described under Settle-ment Procedure C below to be transmitted to Standard & Poor's, which will use the information in the message to include certain terms of the related Book-Entry
                         Note in the appropriate daily bond
                         report published by Standard & Poor's.

                         Regular Record Dates.  The Regular
                         Record Date with respect to any Interest
                         Payment Date for a Note shall be the
                         fifteenth calendar day (whether or not a business day) preceding such Interest Payment Date.

                         Interest Payment Dates.  Interest pay-
                         ments will be made on each Interest Pay-ment Date commencing with the first Interest Payment Date following the Original Issue Date to the holders on the Record Date preceding such Interest Payment Date; provided, however, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Second Interest Pay-ment Date following the Original Issue Date.

                         Interest payments on Notes issued in
                         book-entry form will be made semiannu-
                         ally as specified in each Note or Pric-
                         ing Supplement and at Maturity unless
                         such day is not a Business Day, in which case such payment will be made on the next Business Day.

                         Notice of Interest Payments and Regular
                         Record Dates. On the first Business Day of January, March, June and September of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates.

Payments of Principal    Payments of Interest Only.  Promptly
  and Interest:          after each Regular Record Date, the
                         Trustee will deliver to the Company and
                         DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following
                         Interest Payment Date (other than an
                         Interest Payment Date coinciding with
                         Maturity) and the total of such amounts.
                         DTC will confirm the amount payable on
                         each Book-Entry Note on such Interest
                         Payment Date by reference to the daily
                         bond reports published by Standard &
                         Poor's.  On such Interest Payment Date,
                         the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment."

                         Payments at Maturity.  On or about the
                         first Business Day of each month on
                         which principal and/or interest is to be paid, the Trustee will deliver to the Company and DTC a written list of prin-cipal, interest and premium, if any, to be paid on each Book-Entry Note maturing either at Stated Maturity or on a Redemption Date in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment." If any Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Matu-rity. Promptly after payment to DTC of the principal, interest and premium, if any, due at the maturity of such Book-Entry Note, the Trustee will cancel such Book-Entry Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicat-ing the total principal amount of Out-standing Book-Entry Notes as of the immediately preceding Business Day.

                         Manner of Payment.  The total amount of
                         any principal, premium, if any, and
                         interest due on Book-Entry Notes on any
                         Interest Payment Date or at Maturity
                         shall be transferred by the Company to
                         the Trustee to an account designated by
                         the Trustee in funds available for use
                         by the Trustee as of 9:30 a.m., New York
                         City time, on such date.  The Company
                         will confirm such instructions in writ-
                         ing to the Trustee.  Prior to 10:00
                         a.m., New York City time, on such date
                         or as soon as possible thereafter, the
                         Trustee will pay (but only from funds
                         withdrawn from such account) by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previ-ously specified by DTC, in funds avail-able for immediate use by DTC, each pay-ment of interest, principal and premium, if any, due on a Book-Entry Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operat-ing procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liabil-ity for the payment by DTC of the prin-cipal of, or premium, if any, or inter-est on, the Book-Entry Notes to such Participants.

                         Withholding Taxes.  The amount of any
                         taxes required under applicable law to
                         be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement Procedures:   Settlement Procedures with regard to
                         each Note in book-entry form sold by an
                         Agent, as agent of the Company, will be
                         as follows:

                         A.  The applicable Agent will advise the
                             Company by telephone (confirmed in
                             writing) or telecopy of the follow-
                             ing Settlement information:

                             1.  Taxpayer identification number
                                 of the purchaser.

                             2.  Principal amount of the Note.

                             3.  Interest rate and Interest Pay-
                                 ment Dates for the Notes.

                             4.  Price to public of the Note.

                             5.  Trade date.

                             6.  Settlement Date (Original Issue
                                 Date).

                             7.  Maturity Date.

                             8.  Net proceeds to the Company.

                             9.  Agent's commission.

                             10. Redemption provisions, if any.

                         B.  The Company will advise the Trustee
                             by electronic transmission of the
                             above settlement information
                             received from such Agent with
                             respect to the Book-Entry Note rep-
                             resenting such Note.

                         C.  The Trustee will assign a CUSIP num-
                             ber to such Note and the Trustee
                             will communicate to DTC through
                             DTC's Participant Terminal System, a
                             pending deposit message specifying
                             the following settlement informa-
                             tion, which will route such relevant
                             information to such Agent, Standard
                             & Poor's Corporation and Interactive
                             Data Corporation:

                             1.  The information set forth in
                                 Settlement Procedure A.

                             2.  Identification numbers of the
                                 participant accounts maintained
                                 by DTC on behalf of the Trustee
                                 and such Agent.

                             3.  Identification as a Book-Entry
                                 Note.

                             4.  Initial Interest Payment Date
                                 for such Note, number of days by
                                 which such date succeeds the
                                 related record dated for DTC
                                 purposes and, if then calcula-
                                 ble, the amount of interest pay-
                                 able on such Interest Payment
                                 Date (which amount shall have
                                 been confirmed by the Trustee).

                             5.  CUSIP number of the Book-Entry
                                 Note representing such Note.

                             6.  Whether such Book-Entry Note
                                 represents any other Notes
                                 issued or to be issued in book-
                                 entry form.

                         D.  The Trustee will complete a Book-
                             Entry Note representing such Note in
                             a form that has been approved by the
                             Company, such Agent and the Trustee.

                         E.  The Trustee will authenticate the
                             Book-Entry Note representing such
                             Note.

                         F.  DTC will credit such Note to the
                             participant account of the Trustee
                             maintained by DTC.

                         G.  The Trustee will enter an SDFS
                             deliver order through DTC's Partici-
                             pant Terminal System instructing DTC
                             (i) to debit such Note to the Trust-
                             ee's participant account and credit
                             such Note to the participant account
                             of the applicable Agent maintained
                             by DTC and (ii) to debit the settle-
                             ment account of such Agent and
                             credit the settlement account of the
                             Trustee maintained by DTC, in an
                             amount equal to the price of such
                             Note less such Agent's commission.
                             Any entry of such a deliver order
                             shall be deemed to constitute a rep-
                             resentation and warranty by the
                             Trustee to DTC that (i) the Book-
                             Entry Note representing such Note
                             has been issued and authenticated
                             and (ii) the Trustee is holding such
                             Book-Entry Note pursuant to the
                             Medium Term Note Certificate Agree-
                             ment between the Trustee and DTC.

                         H.  The applicable Agent will enter an
                             SDFS deliver order through DTC's
                             Participant Terminal System
                             instructing DTC (i) to debit such
                             Note to such Agent's participant
                             account and credit such Note to the
                             participant account of the Partici-
                             pants maintained by DTC and (ii) to
                             debit the settlement accounts of
                             such Participants and credit the
                             settlement account of such Agent
                             maintained by DTC, in an amount
                             equal to the public offering price
                             of such Note.

                         I.  Transfers of funds in accordance
                             with SDFS deliver orders described
                             in settlement Procedures G and H
                             will be settled in accordance with
                             SDFS operating procedures in effect
                             on the Settlement Date.

                         J.  Upon receipt of such funds, the
                             Trustee will credit to an account of
                             the Company identified to the
                             Trustee funds available for immedi-
                             ate use in the amount transferred to
                             the Trustee in accordance with set-
                             tlement Procedure G.

                         K.  The Trustee will send a copy of each
                             Book-Entry Note to the Company
                             together with a statement setting
                             forth the principal amount of Notes
                             Outstanding in accordance with the
                             Indenture.

                         L.  The applicable Agent will confirm
                             the purchase of such Note to the
                             purchaser either by transmitting to
                             the Participant with respect to such
                             Note a confirmation order through
                             DTC's Participant Terminal System or
                             by mailing a written confirmation to
                             such purchaser.

Settlement Procedures    For orders of Notes accepted by the
  Timetable:             Company, Settlement Procedures "A"
                         through "L" set forth above shall be
                         completed as soon as possible but not
                         later than the respective times (New
                         York City time) set forth below:

                         Settlement
                         Procedure              Time
                         ---------              ----
                             A          11:00 a.m. on the trade
                                        date
                             B          12:00 noon on the trade
                                        date

                             C          2:00 p.m. on the trade
                                        date
                             D          3:00 p.m. on the Business
                                        Day before Settlement
                                        Date
                             E          9:00 a.m. on Settlement
                                        Date
                             F          10:00 a.m. on Settlement
                                        Date
                             G-H        2:00 p.m. on the Settle-
                                        ment Date
                             I          4:45 p.m. on Settlement
                                        date
                             J-L        5:00 p.m. on Settlement
                                        Date

                         If a sale is to be settled more than one
                         Business Day after the trade date, Set-
                         tlement Procedures A, B, and C may, if
                         necessary, be completed at any time
                         prior to the specified times on the
                         first Business Day after such sale date.
                         In connection with a trade which is to
                         be settled more than one Business Day
                         after the trade date, Settlement
                         Procedure I is subject to extension in
                         accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                         If settlement of a Note issued in book
                         entry form is rescheduled or canceled,
                         the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:       If the Trustee fails to enter an SDFS
                         deliver order with respect to a Book-
                         Entry Note issued in book-entry form
                         pursuant to Settlement Procedure G, the
                         Trustee may deliver to DTC, through
                         DTC's Participant Terminal System, as
                         soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note represent-ing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Trustee will mark such Book-Entry Note "canceled," make appropriate entries in its records and send such canceled Book-Entry Note to the Company. The CUSIP number assigned to such Book-Entry Note shall, in accor-dance with CUSIP Service Bureau proce-dures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry
                         Note, the Trustee will exchange such
                         Book-Entry Note for two Book-Entry
                         Notes, one of which shall represent the
                         Book-Entry Notes for which withdrawal
                         messages are processed and shall be can-celed immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the sur-rendered Book-Entry Note.

                         If the purchase price for any Book-Entry
                         Note is not timely paid to the Partici-
                         pants with respect to such Note by the
                         beneficial purchaser thereof (or a per-
                         son, including an indirect participant
                         in DTC, acting on behalf of such pur-
                         chaser), such Participants and, in turn, the applicable Agent may enter SDFS delivery orders through DTC's Partici-pant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding para-graph. If such failure shall have occurred for any reason other than default by such Agent to perform its obligations hereunder or under the

                         Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                         Notwithstanding the foregoing, upon any
                         failure to settle with respect to a
                         Book-Entry Note, DTC may take any
                         actions in accordance with its SDFS
                         operating Procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Security also representing other Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.

                         Nothing herein should be deemed to
                         require the Trustee to risk or expend
                         its own funds in connection with any
                         payment to the Company, or the Agents,
                         or DTC, or any Noteholder, it being
                         understood by all parties that payments
                         made by the Trustee shall be made solely to the extent that funds are provided to the Trustee for such purpose.

                     PART III:  PROCEDURES FOR NOTES ISSUED
                              IN CERTIFICATED FORM

Denominations:           The Notes will be issued in denomina-
                         tions of U.S. $1,000 and integral multi-ples of U.S. $1,000 in excess thereof.

Interest:                Each Note will bear interest in accor-
                         dance with its terms.  Interest will
                         begin to accrue on the Original Issue
                         Date of a Note for the first interest
                         period and on the most recent interest
                         payment date to which interest has been
                         paid for all subsequent interest peri-
                         ods.  Each payment of interest shall
                         include interest accrued to, but exclud-ing, the date of such payment. However, the first payment of interest on any
                         Note issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date. The Record
                         Date for any payment of interest shall
                         be the fifteenth calendar day (whether
                         or not a business day), prior to the
                         applicable Interest Payment Date.
                         Interest at Maturity will be payable to
                         the person to whom the principal is
                         payable.

                         Nothing herein should be deemed to
                         require the Trustee to risk or expend
                         its own funds in connection with any
                         payment to the Company, or the Agents,
                         or DTC, or any Noteholder, it being
                         understood by all parties that payments
                         made by the Trustee shall be made solely to the extent that funds are provided to the Trustee for such purpose.

Payments of Principal    Upon presentment and delivery of the
and Interest:            Note, the Trustee will pay the principal
                         amount of each Note at Maturity and the
                         final installment of interest in immedi-ately available funds. All interest payments on a Note, other than interest due at Maturity, will be made by check drawn on the Trustee and mailed by the Trustee to the person entitled thereto as provided in the Note. However, hold-ers of $10 million or more in aggregate principal amount of Notes (whether hav-ing identical or different terms and provisions) shall be entitled to receive payments of interest, other than at Maturity, by wire transfer of immedi-ately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 16 days prior to the applica-ble Interest Payment Date. Any payment of principal or interest required to be made on an Interest Payment Date or at Maturity of a Note which is not a Busi-ness Day (as defined below) need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date or Maturity.

                         The Trustee will provide to the Company
                         in each month prior to a month in which
                         any Note or Notes mature, a list of the
                         principal and interest to be paid on
                         Notes maturing in the next succeeding
                         month.  The Trustee will be responsible
                         for withholding taxes on interest paid
                         as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                         Notes presented to the Trustee at Matu-
                         rity for payment will be canceled and
                         held by the Trustee.

Settlement Procedures:   Settlement Procedures with regard to
                         each Note purchased through an Agent, as agent, shall be as follows:

                         A.  The applicable Agent will advise the
                             Company by telephone (confirmed in
                             writing) or telecopy of the follow-
                             ing Settlement information with
                             regard to each Note:

                             1.  Exact name in which the Note is
                                 to be registered (the "Regis-
                                 tered Owner").

                             2.  Exact address or addresses of
                                 the Registered Owner for deliv-
                                 ery, notices and payments of
                                 principal and interest.

                             3.  Taxpayer identification number
                                 of the Registered Owner.

                             4.  Principal amount of the Note.

                             5.  Denomination of the Note.

                             6.  Interest rate and Interest Pay-
                                 ment Date for the Note.

                             7.  Price to public of the Note.

                             8.  Trade date.

                             9.  Settlement date (Original Issue
                                 Date).

                             10. Maturity Date.

                             11. Net proceeds to the Company.

                             12. Agent's Commission.

                             13. Redemption provisions, if any.

                         B.  The Company shall provide to the
                             Trustee the above Settlement infor-
                             mation received from such Agent and
                             shall cause the Trustee to issue,
                             authenticate and deliver Notes.  The
                             Company also shall provide to the
                             Trustee and/or Agent a copy of the
                             applicable Pricing Supplement.

                         C.  With respect to each trade, the
                             Trustee will deliver the Notes to
                             such Agent at the following address:

                             If to Smith Barney Inc.:

                             Smith Barney Inc.

                             390 Greenwich St. - 3rd Floor
                             New York, New York  10013
                             Attention: Syndicate Operations -
                                        James Steiner

                             Telephone:  (212) 723-5427
                             Telecopy:   (212) 723-8832

                             If to National Westminster Bank Plc,
                             New York Branch

                             National Westminster Bank Plc,
                             New York Branch
                             175 Water St.
                             New York, New York  10038

                             Attention:  Manager - Medium Term
                                         Note Desk
                             Telephone:  (212) 602-4904
                             Telecopy:   (212) 495-5752

                             The Trustee will keep a copy of such
                             Note.  The applicable Agent will
                             acknowledge receipt of the Note
                             through a broker's receipt and will
                             keep a copy of such Note.  Delivery
                             of the Note will be made only
                             against such acknowledgment of
                             receipt.  Upon determination that
                             the Note has been authorized, deliv-
                             ered and completed as aforemen-
                             tioned, such Agent will wire the net
                             proceeds of the Note after deduction
                             of its applicable commission to the
                             Company pursuant to standard wire
                             instructions given by the amount.

                         D.  Such Agent will deliver the Note
                             (with confirmations), as well as a
                             copy of the Prospectus and the Pric-
                             ing Supplement received from the
                             Trustee to the purchaser against
                             payment in immediately available
                             funds.

                         E.  The Trustee will send a copy of such
                             Note to the Company.

Settlement Procedures    For offers accepted by the Company,
  Timetable:             Settlement Procedures "A" through "E"
                         set forth above shall be completed on or before the respective times set forth below:

                         Settlement
                         Procedure           Time
                         ---------           ----
                             A          5:00 P.M. on the trade
                                        date
                             B          3:00 P.M. on the second
                                        Business Day prior to
                                        settlement
                             C          12:00 noon on day of
                                        settlement
                             D          3:00 P.M. on day of
                                        settlement
                             E          5:00 P.M. on day of
                                        settlement

Failure to Settle:       In the event that a purchaser of a Note
                         from the Company shall either fail to
                         accept delivery of or make payment for a Note on the date fixed for settlement, the applicable Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return the Note to the Trustee. The
                         Trustee, upon receipt of the Note from
                         such Agent, will immediately advise the
                         Company and the Company will promptly
                         arrange to credit the account of such
                         Agent in an amount of immediately avail-able funds equal to the amount previ-ously paid by such Agent in settlement for the Note. Such credits will be made on the settlement date if possible, and in any event not later than the Business
                         Day following the settlement date; pro-
                         vided that the Company has received
                         notice on the same day. If such failure shall have occurred for any reason other than failure by such Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                         Immediately upon receipt of the Note in
                         respect of which the failure occurred,
                         the Trustee will cancel and destroy the
                         Note, make appropriate entries in its
                         records to reflect the fact that the
                         Note was never issued, and accordingly
                         notify in writing the Company.

                                                                       ANNEX III





          Pursuant to Section 4(l) and Section 6(d), as the case may be, of the Distribution Agreement, the Company's independent certified public accountants shall furnish letters to the effect that:

            (i) They are independent certified public accoun-tants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regula-tions thereunder;

           (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Registra-tion Statement or the Prospectus comply as to form in all mate-rial respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the interim financial statements;

          (iii) The unaudited selected financial information with respect to the results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited financial statements for five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

           (iv) On the basis of limited procedures, not consti-tuting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of


                                     III-1
officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be speci-fied in such letter, nothing came to their attention that caused them to believe that:

          (A) the unaudited statements of income, balance sheets and statements of cash flows included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited statements of income, balance sheets and statements of cash flows included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

          (B) any other unaudited statement of income and cash flow data, balance sheet items, per share and share data and selected financial data included in the Prospec-tus do not agree with the corresponding items in the unaudited or audited financial statements from which such data and items were derived, or that any such unaudited data and items were not determined on a basis substan-tially consistent with the basis for the corresponding amounts in the audited financial statements included or incorporated by reference in the Company's Annual Reports on Form 10-K for the three most recent fiscal years;

          (C) any unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by refer-ence in the Company's Annual Report on Form 10-K for the most recent fiscal year;



                                     III-2

          (D) for the period from the date of the latest financial statements included or incorporated by refer-ence in the Prospectus to the date of the most recent unaudited financial statements not included in the Prospectus there were any decreases in the amount of the Company's retained earnings available for the payment of dividends or in net revenues, income from operations before provision for income taxes or operating profit or the total or per share amounts of income before extraor-dinary items or net income, or any decreases in the ratios of income from continuing operations before provi-sion for income taxes or net income to revenues, or any increases in the ratios of selling and administrative expense or interest expense to revenues, in each case as compared to the average monthly period for the three months constituting the latest quarter for which a bal-ance sheet is included or incorporated by reference in the Prospectus, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur; or

          (E) as of a specified date not more than five days prior to the date of such letter, there have been any decrease in the capital stock (other than issuances of capital stock upon conversions of convertible securities which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Pro-spectus) or any increase in the long-term debt of the Company, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases, which the Prospectus discloses have occurred or may occur; and

            (v) In addition to the examination referred to in their report(s) included or incorporated by reference in the Pro-spectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified proce-dures, not constituting an examination in accordance with gener-ally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of


                                     III-3
the Company which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus spec-ified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.

          All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus (including the docu-ments incorporated by reference therein) as defined in the Dis-tribution Agreement as of the Commencement Date referred to in
Section 6(d) thereof and to the Prospectus as amended or supple-mented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorpora-tion or the Time of Delivery relating to the Terms Agreement requiring the delivery of such letter under Section 4(l) thereof.

                                     III-4